UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 12, 2008
DELPHI FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11462	13-3427277

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1105 North Market Street, Suite 1230, P.O. Box 8985, Wilmington, DE	19899

(Address of principal executive offices)	(ZIP Code)
Registrant’s telephone number, including area code 302-478-5142
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
On August 14, 2008, the Registrant entered into an Amended and Restated Investment Consulting Agreement (the “Restated Agreement”) with Rosenkranz Asset Managers, LLC (“Managers”). The Restated Agreement amended and restated the existing consulting agreement between the Registrant and Managers (as successor to Rosenkranz, Inc.) dated November 10, 1988. The Restated Agreement amended the fee provision of the predecessor agreement so as to provide for a quarterly consulting fee of .05% of the aggregate value of the investment portfolio of the Registrant and its non-insurance and property and casualty subsidiaries. Such fees are subject to an annual limit which, for 2008, will equal the amount that would have been payable for the year under the predecessor agreement, with such limit to escalate by 10% annually thereafter. The Restated Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(a) Not applicable.
(b) Not applicable.
(c) Not applicable.
(d) Not applicable.
(e) On August 12, 2008, the Compensation Committee (the “Committee”) of the Registrant’s Board of Directors approved certain modifications to the Registrant’s Second Amended and Restated Long-Term Performance-Based Incentive Plan (the “Restated Plan”). Pursuant to such modifications, the exercise price for options granted thereunder may, at the Committee’s discretion, be established at a level exceeding the fair market value of the Registrant’s stock on the date of grant, and the exercise price for options granted thereunder may be paid by the withholding of shares issuable pursuant to an option exercise, in addition to the other payment methods for which the Restated Plan provides. A copy of the amendment to the Restated Plan reflecting these modifications is attached as Exhibit 10.2 hereto and is incorporated herein by reference.
On August 12, 2008, the Committee, pursuant to the provisions of the Restated Plan, as amended, granted a discretionary award of options to purchase up to 500,000 shares of the Registrant’s Class B Common Stock at the price of $29.84 per share, an amount 15% greater than the fair market value of the Stock (as defined under the Restated Plan) on such date, to Robert Rosenkranz, the Registrant’s Chairman and Chief Executive Officer. The options vest in five equal annual installments beginning on August 12, 2009. The award agreement relating to this option grant is attached hereto as Exhibit 10.3 and is incorporated herein by reference.
On August 14, 2008, Reliance Standard Life Insurance Company (“RSLIC”) adopted amendments and restatements of its Supplemental Executive Retirement Plan (“RSLIC SERP”) and Nonqualified Deferred Compensation Plan (“RSLIC NQDC”), which will become effective on January 1, 2009. The amendments effected thereby consist primarily of changes intended to effect compliance with Section 409A of the Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder; in particular, the inclusion of six-month deferral periods for payments thereunder to certain key employees following the termination of employment. Copies of the RSLIC SERP and RSLIC NQDC, as so amended and restated, are attached hereto as Exhibits 10.4 and 10.5, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits
(a) Not applicable.
(b) Not applicable.
(c) Not applicable.
(d) Exhibits.

Exhibit Number	Description of Exhibit
10.1	Restated Investment Consulting Agreement, dated as of August 14, 2008, between Rosenkranz Asset Managers, LLC and the Registrant

10.2	Amendment to the Registrant’s Second Amended and Restated Long-Term Performance-Based Incentive Plan

10.3	Award Agreement for Robert Rosenkranz

10.4	Amended and Restated Reliance Standard Life Insurance Company Supplemental Executive Retirement Plan

10.5	Amended and Restated Reliance Standard Life Insurance Company Nonqualified Deferred Compensation Plan
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELPHI FINANCIAL GROUP, INC.
/s/ ROBERT ROSENKRANZ
Robert Rosenkranz
Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

Date: August 18, 2008